Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

QuadraMed Corporation

Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-16385; 333-35937; 333-39796; 333-56171; 333-75945; 333-87426; 333-114189; 333-118580; and 333-118581), of QuadraMed Corporation, of our report dated March 15, 2005, except for the final paragraph of our report, which is as of April 28, 2005 and Note 20, Subsequent Event – Closing of Financial Services Division, which is as of December 12, 2005, relating to the consolidated financial statements and financial statement schedule, of QuadraMed Corporation, and our report dated April 28, 2005 relating to the effectiveness of internal control over financial reporting, appearing in this Current Report on Form 8-K. In our report on the effectiveness of internal control over financial reporting, we disclaim an opinion on management’s assessment and on the effectiveness of QuadraMed Corporation’s internal control over financial reporting.

/s/  BDO Seidman, LLP

BDO Seidman, LLP

Bethesda, Maryland

February 3, 2006